Exhibit 10.20

AMENDMENT NUMBER FIFTEEN TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER FIFTEEN TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of December 7, 2020 (the “Amendment Fifteen Effective Date”) is entered into between PMC FINANCIAL SERVICES GROUP, LLC, a Delaware limited liability company (“Lender”), and THE REAL GOOD FOOD COMPANY LLC (“Borrower”), in light of the following:

RECITALS

WHEREAS, Borrower and Lender have previously entered into that certain Loan and Security Agreement, dated as of June 30, 2016, as amended (the “Agreement”).

WHEREAS, Lender previously made Revolving Loans pursuant to the terms of the Agreement.

WHEREAS, Borrower has requested that Lender increase maximum amount of the Approved Overadvance Loans .

WHEREAS, Borrower and Lender wish to amend the Agreement by modifying the terms of Revolving Loans.

NOW, THEREFORE, the parties agree as follows:

1.       DEFINITIONS. All terms which are defined in the Agreement shall have the same definition when used herein unless a different definition is assigned to such term under this Amendment.

2.       WAIVER OF DEFAULT. Lender hereby waives the Existing Event of Default through the Amendment Date.

3.       AMENDMENTS. Effective as of the Amendment Fourteen Effective Date (as that term is defined in Section 4 of this Amendment), the Agreement is amended as follows:

3.1       Additional Definitions. Section 8 of the Agreement is amended by adding the definitions of “Amendment Fourteen” and “Amendment Fourteen Effective Date” as follows:

“Amendment Fifteen” means that certain Amendment Number Fifteen to Loan and Security Agreement, dated as of December 3, 2020, between Lender and Borrower.

“Amendment Fifteen Effective Date” shall have the meaning set forth in the preamble to Amendment Fifteen.

3.2       Change in the Definition of “Revolving Loans”. The definition of “Revolving Loans” in Section lA of the Schedule to Loan and Security Agreement is deleted in its entirety and is replaced with the following:

A. Revolving Loans. Subject to the terms and conditions of this Agreement, Lender agrees to make revolving advances (“Revolving Loans”) in an aggregate outstanding amount not to exceed at any time the lesser of the following: (1) $36,500,000 (the “Maximum Revolver Amount”) or (2) the Borrowing Base (as defined below).

3.3       Change in the Definition of “Borrowing Base”. Clause (c) in the definition of Borrowing Base in Section lA of the Schedule to Loan and Security Agreement is deleted in its entirety and is replaced with the following:

(c)

Lender may, in its sole discretion, make Loans to Borrower from time to time which exceed the limitations of the borrowing against Eligible Receivables as set forth in subparagraph (a) above or which exceed the limitations on borrowing against Eligible Inventory as set forth in subparagraph (b) above, (the “Approved Overadvance Loans”). The aggregate outstanding Approved Overadvance Loans shall not at any time exceed (a) $25,000,000 from the Amendment Fifteen Effective Date through December 18, 2020, (b) $24,500,000 from December 21, 2020 through June 30, 2021, and (c) zero ($0.00) at all times thereafter; provided, however, the aggregate amount of outstanding Revolving Loans, including any Approved Overadvance Loans, shall not at any time exceed the Maximum Revolver Amount. Subsequent to June 30, 2021, Lender shall no longer advance any Approved Overadvance Loans. Notwithstanding the terms of the previous sentence to the contrary, at such time that Borrower raises additional equity adequate to repay all outstanding Approved Overadvance Loans, no Approved Overadvance Loans shall be permitted thereafter and the Borrowing Base shall be thereafter defined as the sum of clauses (a) and (b) below:

(a)       85% (the “A/R Advance Rate”, and also an “Advance Rate”) of the amount of Borrower’s Eligible Accounts (as defined in Section 8 above). Such advance rate shall be reduced (i) to 80% if Borrower’s rolling 3 month Dilution exceeds 7.5%, but remains less than 10%, (ii) to 75% if Borrower’s rolling 3 month Dilution exceeds 10% but remains less than 15%, and (iii) to such lower advance rate determined by Lender if Dilution exceeds 15%, plus. Lender reserves the right to make accommodation in the dilution calculation (for example, one-time slotting fees).

(b)       75% of Eligible Inventory consisting of finished goods and 60% of Eligible Inventory consisting of raw materials (the “Inventory Advance Rate”, and also an “Advance Rate”) of the value of Borrower’s Eligible Inventory (as defined in Section 8 above), calculated at the lower of cost or market value and determined on a first-in, first-out basis.

3.4       Addition of New Success Fee. A new “Success Fee” is added to Section 3 of the Schedule as follows:

Success Fee:

Borrower agrees to pay Lender a success fee (the “Success Fee”) in the amount of $1,250,000. The Success Fee shall be deemed fully earned on the Amendment Fifteen Effective Date. The Success Fee is in addition to any other success fees that they previously been charged to Borrower. The Success Fee shall be payable upon the earlier of (a) June 30, 2021, (b) the date that Borrower raises additional equity equal to or greater than the outstanding Approved Overadvance Loans at such time plus the Success Fee, (c) repayment of total indebtedness due to Lender or (d) sale of the Borrower.

3.5       Change in the Definition of “Revolving Maturity Date”. The definition of “Revolving Maturity Date” in Section 4 of the Schedule to Loan and Security Agreement is deleted in its entirety and is replaced with the following:

  As used herein, the term “Revolver Maturity Date” means June 30, 2021.

4.       CONDITION PRECEDENT.

4.1       The following is a condition precedent to the effectiveness of this Amendment:

A.       Lender shall have received a fully executed copy of this Amendment.

5.       REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Lender that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

6.       LIMITED EFFECT. Except for the specific amendment contained in this Amendment, the Agreement shall remain unchanged and in full force and effect.

7.       RELEASE BY BORROWER. Borrower, for itself, and for its agents, servants, officers, directors, shareholders, employees, heirs, executors, administrators, successors and assigns, forever release and discharge Lender and its servants, employees, accountants, attorneys, shareholders, subsidiaries, officers, directors, heirs, executors, administrators, successors and assigns from any and all claims, demands, liabilities, accounts, obligations, costs, expenses, liens, actions, causes of action, rights to indemnity (legal or equitable), rights to subrogation, rights to contribution and remedies of any nature whatsoever, known or unknown, which Borrower had, now has, or has acquired, individually or jointly, at any time prior to the Agreement Date, including specifically, but not exclusively, and without limiting the generality of the foregoing, any and all of the claims, damages, demands and causes of action, known or unknown, suspected or unsuspected by Borrower which:

7.1       Arise out of the Loan Documents;

7.2       Arise by reason of any matter or thing alleged or referred to in, directly or indirectly, or in any way connected with, the Loan Documents; or

7.3       Arise out of or in any way are connected with any loss, damage, or injury, whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Lender or any party acting on behalf of Lender.

8.       WAIVER OF CALIFORNIA CIVIL CODE SECTION 1542. Borrower acknowledges that there is a risk that subsequent to the execution of this Agreement it may incur or suffer losses, damages or injuries which are in some way caused by the transactions referred to in the Loan Documents or this Agreement, but which are unknown and unanticipated at the time this Agreement is executed. Borrower does hereby assume the above mentioned risks and agree that this Agreement shall apply to all unknown or unanticipated results of the transactions and occurrences described herein, as well as those known and anticipated, and upon advice of counsel, Borrower does hereby knowingly waive any and all rights and protections under California Civil Code Section 1542 which section has been duly explained and reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

9.       LEGAL ADVICE OBTAINED. The advice of legal counsel has been obtained by each party prior to signing this Agreement and each party executes this Agreement voluntarily, with full knowledge of its significance, and with the express intention of effecting the legal consequences provided by Section 1541 of the California Civil Code, namely, the extinguishment of obligations except for the executory provisions of this Agreement.

10.       COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of this Amendment by each of the parties hereto.

IN WITNESS WHEREOF, Lender and Borrower have executed this Amendment.

THE REAL GOOD FOOD COMPANY LLC

By /s/ Bryan Freeman
Name: Bryan Freeman
Title: Chairman

Signature Page to Amendment Number Fifteen to Loan and Security Agreement

PMC FINANCIAL SERVICES GROUP, LLC

By /s/ Walter E. Buttkus, III
Name: Walter E. Buttkus, III
Title: President

Signature Page to Amendment Number Fifteen to Loan and Security Agreement